UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 11, 2008

ValueRich, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52404	41-2102385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1804 N. Dixie Highway, Suite A, West Palm Beach, FL 33407

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 832-8878

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	N/A

(b)

Bruce Jordan, a director of the Company, had informed the Company on March 11, 2008, of his intention to resign voluntarily from the Board of Directors effective March 19, 2008. Mr. Jordan’s letter did not mention any circumstances surrounding his resignation nor any disagreements with the Company.

(c)	N/A

(d)	On March 11, 2008, the Board of Directors of the Company appointed Mr. David Lemoie to fill the vacancy created by Mr. Jordan’s departure. Mr. Lemoie will serve on the Company’s audit committee.

Additional information regarding Mr. Jordan’s resignation and Mr. Lemoie’s appointment is included in the Company’s press release dated March 20, 2008, which is furnished with this current report as an exhibit.

(e) – (f)	N/A

Item 9.01.	Financial Statements and Exhibits.

(a) – (c)	N/A

(d)	Exhibits.

	Exhibit No.	Description

	99.1	Press release dated March 20, 2008 furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2008	VALUERICH, INC.

By: /s/ Joseph Visconti Name: Joseph Visconti Title: Chief Executive Officer and President

.

Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 20, 2008 furnished herewith.